Exhibit 99.1

Gulf Resources Announces Third Quarter 2019 Unaudited Financial Results

SHOUGUANG, China, Nov. 14, 2019 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced the unaudited financial results for the third quarter ended September 30, 2019.

Overview

Before covering the details of the third quarter of 2019, Gulf Resources would like to review current regulatory situation in China as well as the clean-up from Typhoon Lekima.

When the bromine industry started in Shouguang City more than 20 years ago, the city granted permission for companies to mine for bromine and crude salt. Everything we did from that time on was in accordance with the rules of Shouguang City and the surrounding counties. As environmental problems in China became more severe, the Chinese Central Government promulgated a series of national regulations. Based on the new National Environmental Protection regulations and requirements from Land Supervision, we believe that most of the companies in our industry have to submit a series of rigorous plans, including our factories, even for some of our bromine factories which have been operating for more than 20 years. We believe that the Central government intends to strengthen environmental protection in China by implementing the new national regulations. However, we believe that this has put a significant strain on local governments and corporations, which were not required to have these approvals.

Since the enactment of these regulations, the local governments have had to work with the provincial governments to develop a comprehensive plan that limits pollution, protects the environment, and does not harm workers and farmers. This has been a complex and extremely difficult task. It has been made more difficult because many of the processes have continued to change as provincial governments attempt to meet the requirements of the national government.

We would now like to briefly review where we are in this process.

Bromine & Crude Salt

In Shouguang City, all of the bromine producers are working closely with the local government to develop a comprehensive plan that will satisfy the requirements of the provincial and national government. We are pleased with the progress that is being made and believe that the full plan will be implemented in the near future. This does not mean that we will definitely receive approval to open our remaining facilities, but we are confident that the process will be completed in the near future and that most, if not all, of our remaining facilities will receive full approvals for opening.

The task in Shouguang City has been made significantly more complicated by Typhoon Lekima, which flooded many of the bromine mines and salt ponds. In addition to the project approval and land issue for each company, the government has to review the actions of each company to repair damages caused by the storm. This has put further stress on the approval process. While we do not believe it will change the outcome, we believe that the stress on government officials has caused delays in the final approval process.

In the third Quarter of 2019, Gulf Resources has been working on the repairs on damages from Typhoon Lekima and has also completed the construction of new ponds and aqueducts. During the quarter, we have focused on getting factories #1 and #7 fully repaired soon. We believe these factories will re-open in December. Winter is a slow seasonal period for bromine production, because of Chinese New Year and because some salt products cannot be processed during the coldest months, we expect to reach normal commercial production level in these two factories in March next year.

We have also been conducting repairs on factories #4 and #9.  We expect to receive approvals for these two factories around the end of the year and begin production early next year.

We have also been conducting repairs on factories #2, #8, and #10. At this point, we expect to complete the repairs by the end of the year or early in next year. We do not anticipate major impediments to receiving government approval for these three factories and mines.

At the same time, we have been spending a considerable amount of money drilling new wells. In the third quarter, we paid more than $25 million drilling new wells. While the capacity of each factory is fixed, the new wells should enable us to raise our capacity utilization by 10% basis points. In other words, if current capacity utilization in a factory is 40%, we should be able to attain a capacity utilization rate of 50% with these new wells. This could be extremely significant. Production costs are relatively fixed. Increases in capacity utilization should flow straight to our bottom line. Given the current elevated price of bromine, our business should be more profitable.

Chemicals

The focus on the overall planning and project approval process has caused delays in the approval to begin construction of our chemical plant. We have leased land in the designated chemical industrial park. We have provided the government with a comprehensive set of plans. We have discussed our plans with government officials, who have informed us that there are no technical issues. We are only waiting for the government officials to have sufficient time to give us their final authorization so we can begin construction. We are very confident we will receive approval and begin construction in the first half of next year.

Natural Gas

In Daying County, the situation is a little more complex. We signed an agreement with the country to explore and develop potential underground brine water resources in year 2011. Our initial drilling indicated large deposits of both bromine and natural gas. There is ample natural gas in Sichuan Province, and the government has enacted drilling rules, which we are following. However, the government has also decided that it needs the Mineral Resources Planning now. This is a reasonable position for the government to take. The government needs to protect its people and its environment. However, because we believe we are not the only company in Sichuan drilling for brine water, we have to wait until the provincial government has this plan done.

We remain optimistic about the opportunities in Daying County. However, we are not committing more resources to this project until the government fully establishes the Mineral Resources Planning.

Financial Results

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

•	Net Revenues for the quarter were $4,548,542 vs. $343,080.

•	Cost of Net Revenues were $2,403,532 Vs. $68,456.

•	Direct labor and factory overheads incurred during plant shut down were $3,485,383 Vs. $$5,563,494.

•	General and Administrative Expenses were $5,020,215 Vs. $1,323,933.

•	Loss from operations were $6,366,409 Vs. $26,798,917.

•	Loss before taxes was $6,299,589 Vs. $26,674,555.

•	Income tax expense was $6,729,439 Vs. a benefit of $7,181,521.

•	The Net Loss was $13,029,028 Vs. $19,493,024.

•	Net Loss per share was $0.27* Vs. $0.42*.

During the quarter, we had two bromine and crude salt factories open for 6 weeks until Shandong was hit by Typhoon Lekima. Our chemical business was not in operation, as we await approval for our new factory. Our natural gas business was also not in operation as we await approval by the government of Sichuan Province.

•	In the quarter, we paid $46,086,356 on property plant and equipment. We spent $20,414,511 on building aqueducts and related facilities. We also spent $25,671,845 in drilling new bromine wells.

•	We finished the quarter with cash of $105,218,569 Vs. $178,998,935 at 12/31/18. Net cash per share was $2.21 *.

•	Net net cash per share (cash minus all liabilities) $1.75*. Despite our losses and heavy capital expenditures, we are still in a strong cash position and have sufficient cash to complete our rectification and build our chemical factory.

•	Current assets were $117,124,745, while current liabilities were $12,213,043.

•	Property plant & equipment was $139,548,193 Vs. $82,282,630 at 12/31/18. This reflects are major capital expenditure program to upgrade our facilities.

•	Total assets were $287,946,830, while total liabilities were only $21,824.141.

•	Stockholders’ equity was $266,122,689. Stockholders’ equity per share equaled $5.59*.

 (*These calculations are based on the basic weighted average number of shares outstanding of 47,583,072  as of September 30,2019)

For greater detail on our financials, please refer to our 10-Q.

“This has obviously been a very difficult time for our company,” stated Mr. Liu Xiaobin, the CEO of Gulf Resources. “Fortunately, we entered this period with a large amount of cash and virtually no liabilities. I am very pleased with what I see happening in Shouguang City. The government is working closely and very supportive with the bromine manufacturers. I believe factories #1 and #7 will reopen soon. I believe we will get approval to open factories #4 and #9 in the very near future, and #2, #8, and #10 should also be operational early next year. The only issue currently interfering with the construction of our new chemical factory is the environmental protection certification. Based on discussions with the government, we believe it is only a matter of time before this project is underway and we can once again profitably produce chemicals. As far as the natural gas is concerned, we are continuing to work with Daying County until Sichuan Province has the Mineral Resources Planning created.”

“We are committed to better communication with our shareholders. When anything occurs, we will communicate it,” Mr. Liu continued. “We will also provide shareholders with our three-year plan, so they can appreciate the opportunities we will have ahead of us once our facilities are opened.

“We are also trying our best to keeping our NASDAQ listing,” Mr. Liu concluded.  “We have nominated a new independent director to fill the vacancy on the board.  The new independent director is expected to be elected at the annual shareholders meeting scheduled on December 18, 2019. We also have included a proposal to vote for a reverse stock split at our shareholders meeting in order to regain compliance with NASDAQ requirements. We appreciate the support of our long-term shareholders and believe that we are very close to returning to profitability.”

Conference Call

Gulf Resources' management will host a conference call on Thursday, November 14, 2019 at 20:00 Eastern Time to discuss its financial results for the Third quarter 2019 results ended September 30, 2019.

Mr. Xiaobin Liu, CEO and Mr. Min Li, CFO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 407-8031 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (201)689-8031. The conference participant pass code is 13696770.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 11/14/2019 23:00 ET - 11/21/2019 20:00 ET. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 56826.

About Gulf Resources, Inc.
Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com

Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	September 30, 2019 Unaudited	December 31, 2018 Audited
Current Assets
Cash	$105,218,569	$178,998,935
Accounts receivable	9,673,967	—
Inventories, net	680,650	—
Prepayments and deposits	1,375,450	8,096,636
Prepaid land leases	175,550	235,459
Other receivable	559	12,506
Total Current Assets	117,124,745	187,343,536
Non-Current Assets
Property, plant and equipment, net	139,548,193	82,282,630
Finance lease right-of use assets	178,381	250,757
Operating lease right-of –use assets	8,817,327	—
Prepaid land leases, net of current portion	8,818,657	9,639,009
Deferred tax assets	13,459,527	19,030,858
Total non-current assets	170,822,085	111,203,254
Total Assets	$287,946,830	$298,546,790

Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$3,870,516	$905,258
Retention payable	3,753,447	332,416
Taxes payable-current	4,020,792	1,188,687
Finance lease liability, current portion	162,132	197,480
Operating lease liabilities, current portion	406,156	—
Total Current Liabilities	12,213,043	2,623,841
Non-Current Liabilities
Finance lease liability, net of current portion	1,879,713	2,069,545
Operating lease liabilities, net of current portion	7,731,385	—
Total Non-Current Liabilities	$9,611,098	$2,069,545
Total Liabilities	$21,824,141	$4,693,386

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 47,812,221 and 47,052,940 shares issued; and 47,583,072 and 46,803,791 shares outstanding as of September 30, 2019 and December 31, 2018	$23,904	$23,525
Treasury stock; 229,149 and 249,149 shares as of September 30, 2019 and December 31, 2018 at cost	(510,329)	(554,870)
Additional paid-in capital	95,043,388	95,020,808
Retained earnings unappropriated	166,937,574	185,608,445
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive loss	(19,605,392)	(10,478,048)
Total Stockholders’ Equity	266,122,689	293,853,404
Total Liabilities and Stockholders’ Equity	$287,946,830	$298,546,790

See accompanying notes to the condensed consolidated financial statements.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2019	2018	2019	2018

NET REVENUE
Net revenue	$4,548,542	$343,080	$10,596,521	$2,594,941

OPERATING INCOME (EXPENSE)
Cost of net revenue	(2,403,532)	(68,456)	(5,430,269)	(1,310,272)
Sales, marketing and other operating expenses	(5,821)	(10,112)	(12,434)	(66,111)
Write-off/Impairment on property, plant and equipment	—	(1,397,313)	—	(1,397,313)
Loss on demolition of factory	—	(18,644,473)	—	(18,644,473)
Direct labor and factory overheads incurred during plant shutdown	(3,485,383)	(5,563,494)	(10,653,690)	(16,948,499)
General and administrative expenses	(5,020,215)	(1,323,933)	(8,460,733)	(6,021,561)
Other operating income (loss)	—	(134,216)	—	(134,216)

	(10,914,951)	(27,141,997)	(24,557,126)	(44,522,445)

LOSS FROM OPERATIONS	(6,366,409)	(26,798,917)	(13,960,605)	(41,927,504)

OTHER INCOME (EXPENSE)
Interest expense	(34,310)	(37,220)	(111,530)	(123,749)
Interest income	101,130	161,582	369,582	509,738
LOSS BEFORE TAXES	(6,299,589)	(26,674,555)	(13,702,553)	(41,541,515)

INCOME TAX (EXPENSE) BENEFIT	(6,729,439)	7,181,521	(4,968,318)	10,258,508
NET LOSS	$(13,029,028)	$(19,493,034)	$(18,670,871)	$(31,283,007)

COMPREHENSIVE LOSS:
NET LOSS	$(13,029,028)	$(19,493,034)	$(18,670,871)	$(31,283,007)
OTHER COMPREHENSIVE LOSS
- Foreign currency translation adjustments	(8,690,103)	(14,738,766)	(9,127,344)	(19,376,831)
COMPREHENSIVE LOSS	$(21,719,131)	$(34,231,800)	$(27,798,215)	$(50,659,838)

LOSS PER SHARE:
BASIC AND DILUTED	$(0.27)	$(0.40)	$(0.39)	$(0.67)

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC AND DILUTED	47,583,072	46,803,791	47,241,854	46,803,791

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in U.S. dollars)
(UNAUDITED)

	Nine -Month Period Ended September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,670,871)	$(31,283,007)
Adjustments to reconcile net loss to net cash provided (used by) operating activities:
Interest on finance lease obligation	111,020	123,352
Amortization of prepaid land leases	—	546,767
Depreciation and amortization	10,599,011	14,177,727
Write-off/Impairment loss on property, plant and equipment	—	1,397,313
Loss on demolition of factory	—	18,644,473
Unrealized exchange gain on inter-company balances	(778,420)	(1,374,315)
Deferred tax asset	4,968,318	(10,258,506)
Common stock issued for services	21,600	—
Issuance of stock options to employee	45,900	—
Changes in assets and liabilities:
Accounts receivable	(9,962,625)	29,847,286
Inventories	(700,476)	1,148,833
Prepayments and deposits	(28,577)	4,944
Other receivables	11,794	(11,289)
Payable and accrued expenses	2,708,456	(211,728)
Retention payable	—	(312,429)
Taxes payable	(437,560)	541,241
Operating lease	(208,210)	—
Net cash (used in) provided by operating activities	(12,320,640)	22,980,662

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	—	(684,627)
Purchase of property, plant and equipment	(57,317,368)	(11,412,848)
Net cash used in investing activities	(57,317,368)	(12,097,475)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of finance lease obligation	(275,506)	(294,295)
Net cash used in financing activities	(275,506)	(294,295)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,866,852)	(11,249,711)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(73,780,366)	(660,819)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	178,998,935	208,906,759
CASH AND CASH EQUIVALENTS - END OF PERIOD	$105,218,569	$208,245,940

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
Income taxes	$—	$—
Operating right-of-use assets obtained in exchange for lease obligations	$8,241,818	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of Property, plant and equipment included in Retention payable and taxes payable	$7,116,066	$—
Par value of common stock issued upon cashless exercise of options	$379	$—